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Exhibit 10.5

Consolidated Container Company LLC Announces Amendment to Its Credit Agreement

ATLANTA, GA, (January 14, 2003)—Consolidated Container Company LLC today announced that it has entered into an amendment to its existing credit agreement with its bank lenders. The amendment, among other things, significantly reduces the bank amortization over the next two and one-half years, modifies certain covenants, increases certain interest rates and includes an additional senior term loan for working capital and other corporate purposes. Further detail with respect to the amendment to the credit agreement is included in the Form 8-K filed with the Securities and Exchange Commission, which contains the amendment to the credit agreement.

Steve Macadam, Chief Executive Officer, said, "We are very pleased to have received the approval and support of our lender group, equity sponsors and management committee. This amendment will afford us time to implement our operating and strategic plan and allow us to better serve our customers."

Consolidated Container Company is a leading U.S. developer, manufacturer and marketer of blow-molded rigid plastic containers for the beverage, consumer and industrial markets.

This press release contains "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995. These statements, which speak only as of the date given, are subject to certain risks and uncertainties that could cause actual results to differ materially from the forward-looking statements and the historical results of operations of Consolidated Container Company. These risks and uncertainties are discussed in Consolidated Container Company's Annual Report on Form 10-K for the year ended December 31, 2001 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 under the heading "Cautionary Statement".

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  Exhibit 10.5